UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 25, 2015

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1332 Londontown Blvd., Sykesville, MD 21784
(Address of principal executive offices and zip code)

(410) 970-7800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2015, GSE Systems, Inc.  ("GSE" or the "Corporation") entered into an Employment Agreement (the "Agreement") with Christopher D. Sorrells who will assume the role of Interim Chief Operating Officer.  Mr. Sorrells will remain on the Corporation's Board of Directors.  However, by virtue of the Agreement, he is not considered an independent director as defined by the NYSE MKT regualtions and therefore can no longer serve on the Corporation's Compensation Committee.

Mr. Sorrells, age 47, joins GSE from NGP Energy Technology Partners, an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry. He served as both a Managing Director and Operating Partner and joined the firm at its formation in September 2005.  From September 2003 to September 2005, he worked at Clarity Partners, an $814 million private equity firm based in Los Angeles focused on growth and control investments.  Mr. Sorrells served as an investment banker covering the energy and power industries at Banc of America Securities from June 1998 to November 2002 and Salomon Smith Barney from August 1996 to June 1998.  From September 1990 to August 1994, Mr. Sorrells began his career in sales and marketing, first as a manufacturer's representative and then with a regional building supply distributor based in Washington, DC.  Mr. Sorrells is also a member of the Board of Directors of Renewable Energy Group, one of the largest publicly traded global producers of biofuels, and has served on numerous private company Boards of Directors.  Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Sorrells Employment Agreement

Mr. Sorrells will serve as the Interim Chief Operating Officer of the Corporation for a term ending on August 24, 2016.  The term will automatically extend for an additional one-month period, each month starting May 24, 2016, unless either Mr. Sorrells or the Corporation decides not to extend the term.  The Corporation will pay Mr. Sorrells a base salary of $290,000.  In addition, Mr. Sorrells is eligible for a bonus of up to 50% of his base salary, subject to achievement of performance goals.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the company.

Mr. Sorrells was also granted 125,000 performance-restricted stock units ("RSU's") upon signing of the Agreement, the terms of which are described in a Restricted Share Unit Agreement (the "Grant").  The Grant provides that the RSUs are payable in shares of the Corporation's common stock, subject to vesting based upon satisfaction of all of the following conditions:

(i)	Mr. Sorrell's continued employment with the Company through August 24, 2016;
(ii)	Achievement of performance metrics to be developed by the Board of Directors; and
(iii)
The volume weighted average price ("VWAP") of the Corporation's common stock, calculated to two decimal places, using all trades completed on a trading day as reported by the NYSE MKT, exceeding $2.50 for a 90 consecutive trading day period prior to August 24, 2018.

Any RSUs that have not vested on or before August 24, 2018 will expire.  In addition, any unvested RSUs will terminate if, prior to August 24, 2016, Mr. Sorrells's employment is terminated (i) by the Corporation for any reason other than without Cause or (ii) by Mr. Sorrells without Good Reason.

If, prior to August 24, 2016, the Corporation undergoes a Change of Control either (i) by reason of a change in the majority ownership of the Company's voting stock following which Mr. Sorrells terminates his employment for Good Reason, or (ii) by reason of the approval by the Company's stockholders of a liquidation, or fundamental transaction, then all of Mr. Sorrells's unvested RSU's will vest.

The Agreement will terminate prior to the end of its term if certain events occur.  If the Agreement terminates due to death, disability or for "Cause", the Corporation will pay Mr. Sorrells through the date of termination.  Termination for "Cause" includes:  willful and continued failure by Mr. Sorrells to perform his material duties (other than as a result of disability) after 30 days' notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Corporation's business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Agreement.

If the Corporation terminates the Agreement for any reason other than death, disability or Cause, or if Mr. Sorrells terminates the Agreement for "Good Reason", the Corporation will pay Mr. Sorrells's salary through the end of the term of the Agreement, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, and 401(k) plan benefits for such period.  Mr. Sorrells may terminate the Agreement for "Good Reason" if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or material breach of the Agreement by the Corporation.

Mr. Sorrells's Agreement provides him with benefits in the event of a Change in Control.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will receive his base salary and benefits through the end of the term of the Agreement, payable as and when salaries are generally paid to executive officers of the Corporation.  A "Change of Control" occurs if either of the following events occur:  (1) Any person not in control of the Corporation as of the date of the Agreement (other than an employee benefit plan of the Corporation, or a company owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes the beneficial owner of a majority of the combined voting power of the Corporation; or (2) the stockholders of the Corporation approve:  (x) a plan of complete liquidation of the Corporation; (y) an agreement for the sale or disposition of all or substantially all the Corporation's assets; or (z) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Sorrells agreed during the term of the Agreement, and for a six month period following termination of the Agreement, not to compete with Corporation.  In addition, he agreed during the term of the Agreement, and for a one year period following termination of the Agreement, not to solicit employees or customers of the Corporation.

The foregoing is a brief description of the terms of the Agreements described herein and by its nature is incomplete.  It is qualified in its entirety by the text of the respective Agreements, copies of which are included herewith as Exhibits to this Current Report on Form 8-K.  All readers of this Current Report on Form 8-K are encouraged to read the entire text of the Agreements referred to in the text.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement of Christopher D. Sorrells, dated as of August 25, 2015

10.2	Restricted Share Unit Agreement, dated as of August 25, 2015

99.1	Press Release, dated August 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: August 25, 2015	By:	/s/ Lawrence M. Gordon
Lawrence M. Gordon Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                                        Description

10.1	Employment Agreement of Christopher D. Sorrells, dated as of August 25, 2015

10.2	RSU Agreement Unit Agreement, dated as of August 25, 2015

99.1            Press Release, dated August 25, 2015